Exhibit 10.3

合作备忘录

Memorandum of Understanding

本合作备忘录由环球机械智能集团有限公司（其注册办事处设于香港湾仔庄士敦道181号大有大厦13楼1311室，「CR」）及深圳市李唐电子有限公司（其注册办事处设于深圳市龙华新区和平路鹏华香域花园2栋707室，「LT」）于2019年7月2日订立(「本合作备忘录」)。

The Memorandum of Understanding is entered into on 2nd July, 2019 between Cosmos Robotor Holdings Limited having its registered office at Room 1311, Tai Yu Building, 181 Johnston Road, Wan Chai, Hong Kong), "CR" and Shenzhen Litang Electronics Company Limited having its registered office is located at, Room 707, Building 2, Penghua Xiangyu Garden, Heping Road, Longhua New District, Shenzhen, China "LT" (the "Memorandum of Understanding").

鉴于CR有意在中国内地开拓人工智能教育（AI Education）业务「该服务」，包括但不限于智能教室业务，

并拥有相关的技术授权和教学内容；LT在国内拥有丰富的教育业务相关资源，如教学人才及销售网络，能够协助该服务的推广和营运。甲乙双方本着平等互利，优势互补的原则，经友好协商达成以下共识：

In view of CR's intention to develop an AI Education business in China (the “Service”), including but not limited to the AI classroom business, and that CR has relevant technical licenses and educational content; while LT has a wealth of educational business related resources in China, such as teaching talents and sales networks that can assist in the promotion and operation of the Service. On the principle of equality and mutual benefit, the parties have reached the following consensus through friendly discussion:

1	合作期：合作期限自签署本合作备忘录之日起持续有效，直至其中一方给予3个月书面通知终止为止。

Term: The term of the cooperation shall continue to be valid from the date of signing this Memorandum of Understanding upon termination with a 3-month’s written notice.

2	LT的责任 LT’s responsibilities LT将会负责：LT shall be responsible for:

(a)	智能教室的市场推广工作和招生流程；

The marketing and student recruitment processes for AI classrooms;

(b)	智能教室的人员及师资招聘；

The recruitment of operation personnel and teachers for AI classrooms;

(c)	智能教室的教室管理, 及日常营运；

The classroom management and daily operation for AI classrooms;

(d)	于双方签署正式合约后一年内引入约50万至100万名付费学生订购使用智能教室。

Within one year upon entering into a formal agreement, recruit 500,000 to 1,000,000 paid subscribers to the AI classrooms.

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3	CR的责任CR’s responsibilities CR或其指定合作方，将会负责：CR or its designated entities, shall be responsible for:

(a)	设定教室营运设置（包括但不限于场景设计，物资应用等）；

Establish a standard for classroom operation settings (including but not limited to scene design, use of material, etc.);

(b)	设定课程的内容（包括但不限于软件和硬件配套，如教学软件，课室）；

Design the content of the course (including but not limited to software and hardware packages, such as teaching software, classroom design);

(c)	人员及师资培训（包括但不限于网上视频或真人授课）；

Personnel and teachers training (including but not limited to online video or live- lectures);

(d)	教室后台管理（包括但不限于学生学习数据，教学分析软件）。

Classroom back-end management (including but not limited to student learning data, teaching and learning analysis software).

4	收费、开支及分成条件Fees, expenses, and sharing:

双方将按个别教室的营运模式决定收费和开支的标准，及分成的安排，并将就每个独立教室或项目订立补充协议加以说明。

The Parties will determine the standards for fees and expenses, and the sharing mechanism in light of each specific AI classroom and its respective operational model, and shall enter into individual supplemental agreements for each AI classroom or project.

5	保证Warranties 双方保证：The parties warrant as follows:

(a)	以所有适当谨慎、技能及能力提供该服务；

Provide the Service with all appropriate care, skill and ability;

(b)	让对方经常知悉履行该服务有关的责任的进度；

Keep the other Party informed of the progress of the duties in relation to the delivery of the Service;

(c)	遵从适用于履行该服务的所有法律、规例及守则，包括该些与在履行该服务时反贿赂、反贪污和保障个人资料有关的法律、规例及守则；

Comply with all laws, regulations and codes applicable to the delivery of the Service, including those laws, regulations and codes relating to anti-bribery, anti-corruption and protection of personal data;

(d)	本合作备忘录及其履行并无及将不会违反任何适用于各方的合约；

This Memorandum of Understanding and its performance have not and will not violate any contract applicable to the Parties;

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(e)	该交付项目并无及将不会侵犯任何第三方的知识产权权利。

Any deliverable does not and will not infringe the intellectual property rights of any third party.

6	竞争性聘用：在没有CR的事先书面同意下，LT在本合作备忘录或后续的协议期内不会向CR的金融教育类的竞争对手提供服务。竞争对手指销售、分发、提供、发展、制造或推广的产品或服务实质上与该CR的产品或服务相似的任何第三方。

Non-Competition: Without the prior written consent of CR, LT will not provide any services to any competitors of CR in the field of financial education during the term of this Memorandum of Understand or of any subsequent formal agreements. The term “competitor” means any third party that sells, distributes, provides, develops, manufactures or promotes a product or service that is substantially similar to the CR's product or service.

7	禁止游说：在本合作备忘录期内及完结后的24个月内，一方不会在没有另一方的事先书面同意下： (a) 鼓励另一方的任何雇员或服务供货商停止为该方工作； (b) 鼓励任何另一方的顾客停止与该方进行业务；或 (c) 聘请在本合作备忘录期完结前的十二个月内为该方工作的任何人。

Non-Solicitation: During the term of this Memorandum of Understand, and within 24 months after its termination, one Party will not, without the prior written consent of the other Party: (a) Encourage any employee or service provider of the other Party to stop working for that Party; b) Encourage any other Party's customers to cease doing business with that Party; or (c) Hire any person who works for that Party within twelve months prior to the termination of this Memorandum of Understanding.

8	不可抗力：倘若任何一方因超出其合理控制的事件、情况或原因而延迟或未能履行其在本合作备忘录下的任何义务，不会构成本合作备忘录的违反，亦无须承担法律责任。倘若延迟或未能履行的期间持续超过一个月，任何一方可藉向另一方发出一星期的书面通知终止本合作备忘录。

Force majeure: Neither Party shall be in breach of this Memorandum of Understanding nor be liable for delay in performance, or failure to perform any of its obligations under this Memorandum of Understanding if such delay or failure result from events, circumstances or causes beyond its reasonable control. If the period of delay or non-performance continues for one (1) month, a Party may terminate this Memorandum of Understanding by giving written notice of one (1) week to the other Party.

9	终止：任何一方可藉发出3个月通知以终止本合作备忘录。

Termination: Any Party may terminate this Memorandum of Understanding by giving 3 months’ written notice.

10	关系：本合作备忘录不得使任何一方成为另一方的雇员、代理或是合伙人。

Relationship: This Memorandum of Understanding shall not constitute any Party the agent of, employee of, or in a partnership with, another Party.

11	保密：各方承诺不会在任何时间使用或披露任何有关另一方的业务、事务的机密数据，但在有需要知道的基准上披露予其雇员或人员，或按任何法律、法院、政府或监管机构的规定而披露则除外。

Confidentiality: The Parties undertake not to use or disclose any confidential data relating to the business or affairs of the other Party at any time, but can disclose the same to employees or personnel on a need-to-know basis or in accordance with any rules or laws of any court, government or regulatory agencies.

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12	杂项：任何一方没有另一方的事先书面批准不得转让或转移其任何权利或义务予另一方, 本合作备忘录指定的部分除外。倘若本合作备忘录的任何条文变得无效或不可强制执行，该条文须被视为已（在所需的最低程度内）被改动，以使该条文变为有效及可强制执行；倘若不可能作出该等改动，该条文须被视为已被删除且不得影响其余条文的有效性及可强制执行性。一般商业合作的陈述与担保条款适用。对未尽事宜, 双方同意进一步协商解决。

Miscellaneous: No party may assign or transfer any of its rights or obligations to the other Party without the prior written approval of the other Party, except as specified in this Memorandum of Understanding. If any provision of this Memorandum of Understanding becomes invalid or unenforceable, the provision shall be deemed to have been altered (within the minimum required) to render the provision effective and enforceable; If it is not possible to make such changes, such provision shall be deemed to have been deleted and shall not affect the validity and enforceability of the remaining provisions. General business cooperation statements and warranties apply. For any outstanding matters in relation to the cooperation under this Memorandum of Understanding, the Parties agreed to further discuss.

13	释义：在本合作备忘录中，对人士的提述均包括自然人、法团或不属法团的团体（不论是否具有独立法人地位）；对书面的提述均包括传真及电邮。

Interpretation: In this Memorandum of Understanding, references to persons include natural persons, corporations or groups not affiliated with the corporation (whether or not of independent legal status); references to papers include fax and email.

14	法律约束力: 双方同意及确认本合作备忘录不具法律约束力（第6-12条除外）。双方须同时遵守相关条款。

Legally binding: The Parties agree and confirm that this Memorandum of Understanding is not legally binding (except Sections 6-12). Both parties must comply with the relevant terms.

15	管限法律：本合作备忘录及任何因其或其目标事项或形成（包括非合约争议或申索）而产生的或与之相关的争议或申索，须受香港特别行政区法律管辖，并按照香港特别行政区法律解释。

Governing law: This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

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本合作备忘录已于其文首所述明的日期订立，一式贰份，双方各执壹份，具有同等法律效力。

This Memorandum of Understanding has been concluded on the date specified in the first paragraph of the text, in duplicates, and each party with a copy with the same legal effect.

For and on behalf of

Cosmos Robotor Holdings Limited

_____________________________________

温玉芝 WAN Yuk Chee

代表Representative

环球机械智能集团有限公司

For and on behalf of

Shenzhen Litang Electronics Company Limited

_____________________________________

代表Representative

深圳市李唐电子有限公司

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